                     FORM OF FACE OF INITIAL GLOBAL NOTE*
                    -----------------------------------



                           USN COMMUNICATIONS, INC.

US $___________                                           CUSIP No. ___________

                     14 5/8% SENIOR DISCOUNT NOTE DUE 2004

     THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO.

     THE NOTE EVIDENCED HEREBY (THE "SECURITY") HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE OR OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, (1) REPRESENTS THAT IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), (2) AGREES THAT IT WILL NOT PRIOR TO (X) THE DATE WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD OF TIME AS PERMITTED BY RULE 144(k) UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THEREUNDER) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR OF ANY PREDECESSOR OF THIS SECURITY) OR THE LAST DAY ON WHICH THE COMPANY OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY OR ANY PREDECESSOR OF THIS SECURITY AND (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAWS (THE "RESALE RESTRICTION TERMINATION DATE"), OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED

-------------------
   * Modified, as applicable, in the event that such Global Note represents Additional Notes, to reflect that the Additional Notes will be registered securities and will not be entitled to benefit from the provisions of the Registration Rights Agreement.

     INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, OR (D) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

     UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO USN COMMUNICATIONS, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY OR SUCH OTHER REPRESENTATIVE OF THE DEPOSITARY OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.06 OF THE INDENTURE, DATED AS OF AUGUST 15, 1997, BETWEEN USN COMMUNICATIONS, INC. AND THE TRUSTEE NAMED THEREIN, PURSUANT TO WHICH THIS NOTE WAS ISSUED.

     UNTIL THE EARLIEST TO OCCUR OF (I) FEBRUARY 15, 1998, (II) THE OCCURRENCE OF AN EXERCISE EVENT (AS DEFINED IN THE WARRANT AGREEMENT, DATED AS OF AUGUST 15, 1997, BETWEEN USN COMMUNICATIONS, INC. (THE "COMPANY") AND HARRIS TRUST AND SAVINGS BANK, AS WARRANT AGENT (THE "WARRANT AGREEMENT")),
     (III) THE OCCURRENCE OF AN EVENT OF DEFAULT

     (AS DEFINED IN THE INDENTURE RELATING TO 14 5/8% SENIOR DISCOUNT NOTES DUE 2004 (THE "NOTES") OF THE COMPANY), (IV) THE DATE ON WHICH A REGISTRATION STATEMENT WITH RESPECT TO THE NOTES OR AN EXCHANGE OFFER RELATING TO THE NOTES IS DECLARED EFFECTIVE, OR (V) SUCH EARLIER DATE AS DETERMINED BY MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED IN ITS SOLE DISCRETION, THE NOTES EVIDENCED HEREBY MAY NOT BE SOLD, ASSIGNED OR OTHERWISE TRANSFERRED TO ANY PERSON UNLESS, SIMULTANEOUSLY WITH SUCH TRANSFER, THE HOLDER HEREOF TRANSFERS TO SUCH TRANSFEREE $1,000 PRINCIPAL AMOUNT AT STATED MATURITY OF NOTES AND TEN WARRANTS, EACH WARRANT ENTITLING THE HOLDER THEREOF TO PURCHASE 0.134484 SHARES OF CLASS A COMMON STOCK OF THE COMPANY (SUBJECT TO ADJUSTMENT UNDER SECTION 15 OF THE WARRANT AGREEMENT) SO TRANSFERRED.

                                  GLOBAL NOTE
              REPRESENTING 14 5/8% SENIOR DISCOUNT NOTES DUE 2004

          USN COMMUNICATIONS, INC., a Delaware corporation, for value received, hereby promises to pay to CEDE & CO., or its registered assigns, the principal sum indicated on Schedule A hereof, on August 15, 2004.

          Reference is hereby made to the further provisions of this Global Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

          Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof by manual signature, this Global Note shall not be entitled to any benefit under the Indenture relating to the Notes or be valid or obligatory for any purposes.

          IN WITNESS WHEREOF, the Company has caused this Global Note to be duly executed under its corporate seal.

Dated:

                         USN COMMUNICATIONS, INC.


                         By:___________________________
                         Name:
                         Title:


[Corporate Seal]

Attest:

-----------------------


TRUSTEE'S CERTIFICATE OF AUTHENTICATION

HARRIS TRUST AND SAVINGS BANK,
 as Trustee, certifies that this is one of the Notes referred to in the Indenture.

By: _____________________
    Authorized Officer

                  FORM OF REVERSE SIDE OF INITIAL GLOBAL NOTE
                  -------------------------------------------

                           USN COMMUNICATIONS, INC.

                                  GLOBAL NOTE
              REPRESENTING 14 5/8% SENIOR DISCOUNT NOTES DUE 2004

     1.   Indenture.

          This Global Note is one of one or more duly authorized issues of debt securities of the Company (as defined below) designated as its "14 5/8% Senior Discount Notes due 2004" (herein called the " Notes") limited in aggregate principal amount at Stated Maturity to $204,725,000, issued under an indenture dated as of August 15, 1997 (as amended or supplemented from time to time, the "Indenture") between the Company and HARRIS TRUST AND SAVINGS BANK, as trustee (the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and each Holder of Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. The summary of the terms of this Global Note contained herein does not purport to be complete and is qualified by reference to the Indenture. All terms used in this Global Note which are not defined herein shall have the meanings assigned to them in the Indenture.

          The Indenture imposes certain limitations on the ability of the Company and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into or permit consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create Liens, enter into or permit certain Sale and Leaseback Transactions, make Asset Sales and engage in businesses other than the Telecommunications Business. The Indenture also imposes limitations on the ability of the Company to consolidate or merge with or into any other Person or permit any other Person to merge with or into the Company, or sell, convey, assign, transfer, lease or otherwise dispose of all or substantially all of the Property of the Company to any other Person and on the ability of the Company's Restricted Subsidiaries to issue Capital Stock.

     2.   Principal and Interest.

          USN COMMUNICATIONS, INC., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay the principal amount set forth on Schedule A of this Global Note to the Holder hereof on August 15, 2004.

          This Global Note is issued at a discounted principal value of $_______________. This Global Note will accrete in value in the manner specified below in this paragraph at a rate of 14 5/8% per annum, compounded semiannually, to an aggregate principal amount of $______________ by August 15, 2000. Thereafter, interest will accrue on this Global Note at a rate of 14 5/8% per annum from August 15, 2000 and will be payable in cash semiannually on February 15 and August 15 of each year (an "Interest Payment Date"), commencing on February 15, 2001, to the Holder hereof until the principal amount is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions provided in the Indenture, be paid to the Person in whose name this Global Note (or the Note in exchange or substitution for which this Global Note was issued) is registered at the close of business on the Record Date for the interest payable on such Interest Payment Date. The Record Date for any interest payment is the close of business on January 31 or July 31, as the case may be, whether or not a Business Day, immediately preceding the Interest Payment Date on which such interest is payable. Any such interest not so punctually paid or duly provided for ("Defaulted Interest") shall forthwith cease to be payable to the Holder on such Record Date and shall be paid as provided in Section 2.11 of the Indenture. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          Each payment of interest in respect of an Interest Payment Date will include interest (including Special Interest (as hereinafter defined), if any) accrued through the day before such Interest Payment Date. If an Interest Payment Date falls on a day that is not a Business Day, the interest payment to be made on such Interest Payment Date will be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date, and no additional interest will accrue as a result of such delayed payment.

          If this Global Note is exchanged in an Exchange Offer prior to the Record Date for the first Interest Payment Date following such exchange, accrued and unpaid interest, if any, on this Global Note, up to but not including the date of issuance of the Exchange Note or Exchange Notes issued in exchange for this Global Note, shall be paid on the first Interest Payment Date for such Exchange Note or Exchange Notes to the Holder or Holders of such Exchange Note or Exchange Notes on the first Record Date with respect to such Exchange Note or Exchange Notes. If this Global Note is exchanged in an Exchange Offer subsequent to the Record Date for the first Interest Payment Date following such exchange but on or prior to such Interest Payment Date, then any such accrued and unpaid interest with respect to this Global Note and any accrued and unpaid interest on the Exchange Note or Exchange Notes issued in exchange for this Global Note, through the day before such Interest Payment Date, shall be paid on such Interest Payment Date to the Holder of this Global Note on such Record

Date. Any accretion of value with respect to this Global Note up to but not including the date of issuance of the Exchange Note or Exchange Notes issued in exchange for this Global Note shall be included as Accreted Value with respect to such Exchange Note or Exchange Notes.

          To the extent lawful, the Company shall pay interest on (i) if prior to August 15, 2000, any overdue Accreted Value of (and premium, if any, on) this Global Note or, if on or after August 15, 2000, any overdue principal amount of (and premium, if any, on) this Global Note, at the interest rate borne on this Global Note plus 1% per annum, and (ii) Defaulted Interest (without regard to any applicable grace period), at the same rate. The Company's obligation pursuant to the previous sentence shall apply whether such overdue amount is due at its Stated Maturity, as a result of the Company's obligations pursuant to
Section 3.05, Section 4.07 or Section 4.08 of the Indenture, or otherwise.

          "Accreted Value" is defined in the Indenture to mean, for any Specified Date, the amount provided below for each $1,000 principal amount at Stated Maturity of the Notes:

          (a) if the Specified Date occurs on one of the following dates (each a "Semi-Annual Accrual Date"), the Accreted Value will equal the amount set forth below for such Semi-Annual Accrual Date:

     Semi-Annual Accrual Date                                 Accreted Value
     ------------------------                                 --------------
          February 15, 1998.................................       $  702.67
          August 15, 1998...................................          754.05
          February 15, 1999.................................          809.19
          August 15, 1999...................................          868.36
          February 15, 2000.................................          931.86
          August 15, 2000...................................        1,000.00

          (b) if the Specified Date occurs before the first Semi-Annual Accrual Date, the Accreted Value will equal the sum of (i) $654.78 and (ii) an amount equal to the product of (A) the Accreted Value for the first Semi-Annual Accrual Date less the original issue price multiplied by (B) a fraction, the numerator of which is the number of days from the Issue Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is the number of days elapsed from the Issue Date to the first Semi-Annual Accrual Date, using a 360-day year of twelve 30-day months;

          (c) if the Specified Date occurs between two Semi-Annual Accrual Dates, the Accreted Value will equal the sum of (i) the Accreted Value for the Semi-Annual Accrual Date immediately preceding such Specified Date and
     (ii) an amount equal to the product of (A) the Accreted Value for the immediately following Semi-Annual Accrual Date less the Accreted Value for the immediately preceding Semi-Annual Accrual Date multiplied by (B) a fraction, the numerator of which is the number of days from the immediately preceding Semi-Annual Accrual Date to the Specified Date, using a 360-day year of twelve 30-day months, and the denominator of which is 180; or

          (d) if the Specified Date occurs after the last Semi-Annual Accrual Date, the Accreted Value will equal $1,000.

     3.   Special Interest.

          The Holder of this Global Note is entitled to the benefits of the Registration Rights Agreement, dated August 15, 1997, among the Company and the Initial Purchasers (the "Registration Rights Agreement"), which agreement is attached to the Indenture as Exhibit E thereto.

          If either (i) the Exchange Offer Registration Statement or the Note Shelf Registration Statement (as such terms are defined in the Registration Rights Agreement) required to be filed is not filed with the Securities and Exchange Commission (the "Commission") on or prior to 60 days after the Issue Date (with respect to the Exchange Offer Registration Statement) or promptly after 120 days after the Issue Date (with respect to the Note Shelf Registration Statement), (ii) any such Exchange Offer or Note Shelf Registration Statement has not been declared effective by the Commission on or prior to 120 days or 180 days, respectively, after the Issue Date (an "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated on or prior to 180 days after the Issue Date, or (iv) any Registration Statement required is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective for a period of more than 30 consecutive days (each such event referred to in clauses (i) through (iv), a "Registration Default"), then commencing on the day following the date on which such Registration Default occurs, the Company agrees to pay to the Holder of this Global Note additional interest at a rate of 0.50% per annum during the first 90-day period immediately following the occurrence of such Registration Default ("Special Interest"). The amount of Special Interest payable to such Holder shall increase by an additional 0.50% per annum for each subsequent 90-day period up to a maximum rate of 1.50% per annum. A Registration Default shall cease, and Special Interest shall cease to be payable with respect to such Registration Default (1) upon the filing of the applicable Registration Statement, in the case of clause
(i) above, (2) upon the effectiveness of the Registration Statement, in the case of clause (ii) above, (3) upon the consummation of the Exchange Offer, in the case of clause (iii) above, and (4) when the Registration Statement becomes effective or usable in the case of clause (iv) above. Notwithstanding anything hereunder to the contrary, (I) the amount of Special Interest payable shall not increase because more than one Registration Default has occurred and is pending,
(II) if the Holder of this Global Note is not entitled to the benefits of the Note Shelf Registration (i.e., such Holder has not elected to include information), such Holder shall not be entitled to Special Interest with respect to a Registration Default that pertains to the Registration Statement and (III) if this Global Note constitutes a unsold allotment from the original sale of the Notes or the Holder of this Global Note otherwise is not entitled to participate in the Exchange Offer, such Holder shall not be entitled to Special Interest by reason of a Registration Default that pertains to an Exchange Offer.

          All accrued Special Interest shall be paid to record Holders in the same manner in which payments of interest are made pursuant to the Indenture.

          Except as expressly provided in this paragraph 3, Special Interest shall be treated as interest and any date on which Special Interest is due and payable shall be treated as an Interest Payment Date, for all purposes under this Global Note and the Indenture.

     4.   Method of Payment.

          The Company, through the Paying Agent, shall pay interest on this Global Note to the registered Holder of this Global Note, as provided above. The Holder must surrender this Global Note to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of all debts public and private. Principal and interest will be payable at the office of the Paying Agent but, at the option of the Company, interest may be paid by check mailed to the registered Holders at their registered addresses.

     5.   Paying Agent and Registrar.

          Initially, the Trustee will act as Paying Agent and Registrar under the Indenture. The Company may, upon written notice to the Trustee, appoint and change any Paying Agent or Registrar. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

     6.   Optional Redemption.

          The Notes will not be redeemable at the option of the Company prior to August 15, 2002, subject to provisions of the following paragraph. Thereafter, the Notes will be subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the Redemption Prices (expressed as percentages of principal amount at Stated Maturity thereof) set forth below, plus accrued and unpaid interest (if any) and Special Interest (if any), if redeemed during the twelve months beginning August 15 of each year indicated below:

     Year                                                Percentage
     ----                                                ----------
     2002..............................................    107.313%
     2003..............................................    103.656%

          Notwithstanding the foregoing, in the event that on or prior to August 15, 2000, the Company consummates one or more Public Equity Offerings of its Common Stock in an aggregate amount equal to or exceeding $40,000,000, up to a maximum of 35 percent of the aggregate principal amount at Stated Maturity of the Notes will be redeemable at the option of the Company out of the net proceeds of such sale or sales to the extent that such proceeds consist of cash or cash equivalents. Such Notes will be redeemable on not less than 30 nor more than 60 days' prior notice at a Redemption Price equal to 114.63% of the Accreted Value of the Notes to be redeemed on the Redemption Date plus accrued and unpaid interest, if any, and Special Interest, if any, to the Redemption Date. Any such redemption shall occur within 90 days after (but not before) such sale or last such sale in the case of a series of related transactions; provided that immediately after giving effect to such redemption not less than 65% of the aggregate principal amount at Stated Maturity of the Notes originally issued remain outstanding.

     7.   Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall send a notice of redemption, first-class mail, postage prepaid, to Holders of Notes to be redeemed at the addresses of such Holders as they appear in the Security Register.

          If less than all of the Notes are to be redeemed at any time, the Notes to be redeemed will be chosen by the Trustee in accordance with the Indenture. If any Note is redeemed subsequent to a Record Date with respect to any Interest Payment Date specified above and on or prior to such Interest Payment Date, then any accrued interest (including Special Interest, if any) will be paid on such Interest Payment Date to the Holder of the Note at the close of business on such Record Date. If money in an amount sufficient to pay the Redemption Price plus accrued and unpaid interest, if any, and Special Interest, if any, to such Redemption Date of all Notes (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent on or before the applicable Redemption Date and certain other conditions are satisfied, interest (including Special Interest, if any) on the Notes to be redeemed on the applicable Redemption Date will cease to accrue or such Notes will cease to accrete in value, as the case may be.

          The Notes are not subject to any sinking fund.

     8.   Repurchase at the Option of Holders upon Change of Control.

          Upon the occurrence of a Change of Control, each Holder of Notes shall have the right to require the Company to purchase such Holder's Notes, in whole or in part in a principal amount that is an integral multiple of $1,000, pursuant to a Change of Control Offer, at a purchase price in cash equal to 101% of the Accreted Value of such Notes (or portions thereof) on any Change of Control Payment Date occurring prior to August 15, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Change of Control Payment Date, or 101% of the principal amount at Stated Maturity of such Notes (or portions thereof) on any Change of Control Payment Date occurring on or after August 15, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, to such Change of Control Payment Date.

          Within 30 days following any Change of Control, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Change of Control Offer to each Holder of Notes. The Holder of this Global Note may elect to have this Global Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Global Note pursuant to the Change of Control Offer. Unless the Company defaults in the payment of the Change of Control Purchase Price with respect thereto, all Notes or portions thereof accepted for payment pursuant to the Change of Control Offer will cease to accrete in value or accrue interest, as the case may be, and accrue Special Interest, if any, from and after the Change of Control Payment Date.

     9.   Repurchase at the Option of Holders Upon Asset Sale.

          If at any time the Company or any Restricted Subsidiary engages in any Asset Sale, as a result of which the aggregate amount of Excess Proceeds exceeds $5,000,000, the Company shall, within 30 days of the date the amount of Excess Proceeds exceeds $5,000,000, use the then-existing Excess Proceeds to make an offer to purchase from all Holders of the Notes and Old Senior Notes, on a pro rata basis, Notes and Old Senior Notes in an aggregate principal amount equal to the maximum principal amount that may be purchased out of the then-existing Excess Proceeds, at a purchase price in cash equal to (i) 100% of the Accreted Value of such Notes on any Asset Sale Payment Date occurring prior to August 15, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Asset Sale Payment Date, or 100% of the principal amount at Stated Maturity of such Notes on any Asset Sale Payment Date occurring on or after August 15, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Asset Sale Payment Date, with respect to the Notes, or (ii) 100% of the "Accreted Value" (as defined in the Old Senior Note Indenture) of such Old Senior Notes on any Asset Sale Payment Date occurring prior to March 30, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Asset Sale Payment Date, or 100% of the principal amount at Stated Maturity of such Old Senior Notes on any Asset Sale Payment Date occurring on or after March 30, 2000, plus accrued and unpaid interest, if any, and Special Interest, if any, thereon to such Asset Sale Payment Date, with respect to the Old Senior Notes. Upon completion of an Asset Sale Offer (including payment of the Asset Sale Purchase Price for accepted Notes and Old Senior Notes), any surplus Excess Proceeds that were the subject of such offer shall cease to be Excess Proceeds, and the Company may then use such amounts for general corporate purposes, including the making of an "Asset Sale Offer" pursuant to the Convertible Note Indenture and/or the New Convertible Note Indenture.

          Within 30 days of the date on which the amount of Excess Proceeds exceeds $5,000,000, the Company shall send, or cause to be sent, by first-class mail, postage prepaid, a notice regarding the Asset Sale Offer to each Holder of Notes. The Holder of this Global Note may elect to have this Global Note or a portion hereof in an authorized denomination purchased by completing the form entitled "Option of Holder to Require Purchase" appearing below and tendering this Global Note pursuant to the Asset Sale Offer. Unless the Company defaults in the payment of the Asset Sale Purchase Price with respect thereto, all Notes or portions thereof selected for payment pursuant to the Asset Sale Offer will cease to accrete in value or accrue interest, as the case may be, and accrue Special Interest, if any, from and after the Asset Sale Payment Date.

     10.  The Global Note.

          So long as this Global Note is registered in the name of the Depositary or its nominee, members of, or participants in, the Depositary ("Agent Members") shall have no rights under the Indenture with respect to this Global Note held on their behalf by the Depositary or the Trustee as its custodian, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of this Global Note for all purposes. Notwithstanding the foregoing, nothing herein shall (i) prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (ii) impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of Notes.

          The Holder of this Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests in this Global Note through Agent Members, to take any action which a Holder of Notes is entitled to take under the Indenture or the Notes.

          Whenever, as a result of optional redemption by the Company, a Change of Control Offer, an Asset Sale Offer, an Exchange Offer or an exchange for Certificated Notes, this Global Note is redeemed, repurchased or exchanged in part, this Global Note shall be surrendered by the Holder thereof to the Trustee who shall cause an adjustment to be made to Schedule A hereof so that the principal amount at Stated Maturity of this Global Note will be equal to the portion not redeemed, repurchased or exchanged and shall thereafter return this Global Note to such Holder; provided that this Global Note shall be in a principal amount at Stated Maturity of $1,000 or an integral multiple of $1,000.

     11.  The Exchange Offer.

          Any Notes represented by this Global Note which are presented to the Registrar for exchange pursuant to the Exchange Offer (as defined in the Registration Rights Agreement) shall be exchanged for a Global Note representing Exchange Notes of equal principal amount at Stated Maturity upon surrender of this Global Note to the Registrar in accordance with the terms of the Exchange Offer and the Indenture.

     12.  Transfer and Exchange.

          By its acceptance of any Note represented by a certificate bearing the Private Placement Legend, each Holder of, and each beneficial owner of an interest in, such a Note acknowledges the restrictions on transfer of such a Note set forth in the Private Placement

Legend and under the heading "Notice to Investors" in the Final Memorandum, and agrees that it will transfer such a Note only in accordance with the Private Placement Legend and the restrictions set forth under the heading "Notice to Investors" in the Final Memorandum.

          In connection with any transfer of a Note bearing the Private Placement Legend, each Holder agrees to deliver to the Company, such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that such transfer is being made in accordance with the limitations set forth in the Private Placement Legend. In the event the Company determines that any such transfer is not in accordance with the Private Placement Legend, the Company shall so inform the Registrar who shall not register such transfer; provided that the Registrar shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence.

          Upon the registration of transfer, exchange or replacement of a Note not bearing the Private Placement Legend, the Trustee shall deliver a Note that does not bear the Private Placement Legend. Upon the transfer, exchange or replacement of a Note bearing the Private Placement Legend, the Trustee shall deliver a Note bearing the Private Placement Legend, unless such legend may be removed from such Note as provided in the next sentence. The Private Placement Legend may be removed from a Note if there is delivered to the Company such satisfactory evidence, which may include an opinion of independent counsel licensed to practice law in the State of New York, as reasonably may be requested by the Company to confirm that neither such legend nor the restrictions on transfer set forth therein are required to ensure that transfers of such Note will not violate the registration and prospectus delivery requirements of the Securities Act; provided that the Trustee shall not be required to determine (but may rely on a determination made by the Company with respect to) the sufficiency of any such evidence. Upon provision of such evidence, the Trustee shall authenticate and deliver in exchange for such Note, a Note or Notes (representing the same aggregate principal amount at Stated Maturity of the Note being exchanged) without such legend. If the Private Placement Legend has been removed from a Note, as provided above, no other Note issued in exchange for all or any part of such Note shall bear such legend, unless the Company has reasonable cause to believe that such other Note represents a "restricted security" within the meaning of Rule 144 and instructs the Trustee to cause a legend to appear thereon.

          By its acceptance of any Note represented by a certificate bearing the Unit Legend, each Holder of, and beneficial owner of an interest in, such a Note acknowledges that the Notes represented hereby initially were issued as part of the issuance of Units, each of which consists of $1,000 principal amount at Stated Maturity of Notes and ten Warrants and agrees to the restrictions on transfer of Units set forth in the Final Memorandum and the Unit Legend and agrees that prior to the Separability Date, Notes will not be transferable except as part of a transfer of Units. The Registrar shall not register the transfer of any Note unless the Company receives evidence reasonably satisfactory to it that such transfer is part of a transfer of a Unit or Units; provided that the Registrar shall not be required to determine (but may rely on the determination made by the Company with respect to) the sufficiency of any such evidence.

          The Holder of this Global Note shall, by acceptance of this Global Note, agrees that transfers of beneficial interests in this Global Note may be effected only through a book-entry system maintained by such Holder (or its agent), and that ownership of a beneficial interest in the Notes represented thereby shall be required to be reflected in book-entry form. Transfers of this Global Note shall be limited to transfers in whole, and not in part, to the Depositary, its successors and their respective nominees. Interests of beneficial owners in this Global Note may be transferred in accordance with the rules and procedures of the Depositary (or its successors).

          This Global Note will be exchanged by the Company for one or more Certificated Notes if (a) the Depositary (i) has notified the Company that it is unwilling or unable to continue as, or ceases to be, a clearing agency registered under Section 17A of the Exchange Act and (ii) a successor to the Depositary registered as a clearing agency under Section 17A of the Exchange Act is not able to be appointed by the Company within 90 days or (b) the Depositary is at any time unwilling or unable to continue as Depositary and a successor to the Depositary is not able to be appointed by the Company within 90 days. If an Event of Default occurs and is continuing, the Company shall, at the request of the Holder hereof, exchange all or part of this Global Note for one or more Certificated Notes; provided that the principal amount at Stated Maturity of each of such Certificated Notes and this Global Note, after such exchange, shall be $1,000 or an integral multiple thereof. Whenever this Global Note is exchanged as a whole for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee for cancellation. Whenever this Global Note is exchanged in part for one or more Certificated Notes, it shall be surrendered by the Holder to the Trustee and the Trustee shall make the appropriate notations thereon pursuant to Section 2.05(c) of the Indenture. All Certificated Notes issued in exchange for this Global Note or any portion hereof shall be registered in such names as the Depositary shall instruct the Trustee. Any Certificated Notes issued in exchange for this Global Note shall include (i) the Private Placement Legend except as set forth in Section 2.06(a)(iii) of the Indenture and (ii) the Unit Legend except as set forth in Section 2.06(k) of the Indenture. Interests in this Global Note may not be exchanged for Certificated Notes other than as provided in this paragraph.

          Prior to the effectiveness under the Securities Act of a Shelf Registration Statement or following the suspension or termination thereof, the Holder of this Global Note (or holders of interests therein) registered and prospective purchasers designated by such Holder (or such holders of interests therein) shall have the right to obtain from the Company upon request by such Holder (or such holders of interests) or prospective purchasers, during any period in which the Company is not subject to Section 13 or 15(d) of the Exchange Act, or exempt from reporting pursuant to 12g3-2(b) under the Exchange Act, the information required by paragraph (d)(4)(i) of Rule 144A in connection with any transfer or proposed transfer of this Global Note or interests.

     13.  Contingent Warrants.

          The Company will issue to the Holders of the Notes Contingent Warrants exercisable for Class A Common Stock of the Company representing 5.0% of the Common Stock of the Company on a fully diluted basis (subject to certain exceptions) as of the date of issuance of such Contingent Warrants after giving effect to the issuance thereof in the event that on or prior to September 30, 1998 the Company has not consummated a Qualified Equity Offering. Such Contingent Warrants will be issued pursuant to the Warrant Agreement with the same rights thereunder as the Initial Warrants and Holders thereof will have the benefits of the Registration Rights Agreement.

          Any Contingent Warrants issued shall be issued to the Holders of the outstanding Notes as of September 30, 1998, pro rata, based upon the aggregate principal amount at Stated Maturity of the Global Notes held by such Holder as of September 30, 1998.

     14.  Guarantees.

          The Company shall not permit any of its Restricted Subsidiaries, directly or indirectly, to guarantee any Indebtedness of the Company ("Guaranteed Indebtedness") other than the Notes, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture to the Indenture providing for a Guarantee (a "Guarantee") of payment of the Notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Company or any other Restricted Subsidiary of the Company as a result of any payment by such Restricted Subsidiary under its Guarantee, provided that any Restricted Subsidiary may guarantee any Credit Facility so long as such Restricted Subsidiary enters into a Guarantee ranking pari passu with its guarantee under such Credit Facility. If the Guaranteed Indebtedness is pari passu with the Notes, then the guarantee of such Guaranteed Indebtedness shall be pari passu with or subordinated to the Guarantee; and if the Guaranteed Indebtedness is subordinated to the Notes, then the guarantee of such Guaranteed Indebtedness shall be subordinated to the Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to this Note. Notwithstanding the provisions of Section 4.10(a) of the Indenture, any Guarantee by a Restricted Subsidiary shall provide by its terms that it shall be automatically and unconditionally released and discharged upon the release or discharge of the guarantee which resulted in the creation of such Restricted Subsidiary's Guarantee, except a discharge or release by, or as a result of, payment under such guarantee.

     15.  Denominations.

          The Notes are issuable only in registered form without coupons in denominations of $1,000 and integral multiples thereof of principal amount at Stated Maturity.

     16.  Unclaimed Money.

          If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment unless such abandoned property law designates another Person.

     17.  Discharge and Defeasance.

          Subject to certain conditions, the Company at any time may terminate some or all of its obligations under the Notes and the Indenture if the Company irrevocably deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest (including Special Interest, if any) on the Notes to redemption or maturity, as the case may be.

     18.  Amendment, Waiver.

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and
(ii) any past Default and its consequences may be waived with the written consent of the Holders of at least a majority in aggregate principal amount at Stated Maturity of the outstanding Notes. The Holders of not less than 75% in aggregate principal amount at Stated Maturity of the outstanding Notes may, on behalf of the Holders of all such Notes, waive any rights to require the Company to issue to the Holders of the Notes Contingent Warrants. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder of Notes, the Company and the Trustee may amend the Indenture or the Notes (i) to evidence the succession of another Person to the Company or a Guarantor and the assumption by such successor of the covenants of the Company or a Guarantor under the Indenture and contained in the Notes; (ii) to add additional covenants or to surrender rights and powers conferred on the Company or the Guarantors, if any; (iii) to add any additional Events of Default; (iv) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (v) to evidence and provide for the acceptance of appointment under the Indenture of a successor Trustee; (vi) to cure any ambiguity in the Indenture, to correct or supplement any provision in the Indenture which may be inconsistent with any other provision therein or to add any other provisions with respect to matters or questions arising under the Indenture, provided that such actions shall not adversely affect the interests of the Holders in any material respect; (vii) to provide for Restricted Subsidiaries to become Guarantors pursuant to the terms of the Indenture; (viii) to secure the Notes; or (ix) to comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

     19.  Defaults and Remedies.

          If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount at Stated Maturity of the Notes, subject to certain limitations, may declare all the Notes to be immediately due and payable. Certain events of bankruptcy or insolvency are Events of Default and shall result in the Notes being immediately due and payable upon the occurrence of such Events of Default without any further act of the Trustee or any Holder.

          Holders of Notes may not enforce the Indenture, the Guarantees or the Notes except as provided in the Indenture. The Trustee may refuse to enforce the Indenture, the Guarantees or the Notes unless it receives reasonable indemnity or security. Subject to certain limitations, Holders of a majority in aggregate principal amount at Stated Maturity of the Notes may direct the Trustee in its exercise of any trust or power under the Indenture. The Holders of a majority in aggregate principal amount at Stated Maturity of the outstanding Notes, by written notice to the Company and the Trustee, may rescind any declaration of acceleration and its consequences if the rescission would not conflict with any judgment or decree, and if all Events of Default have been cured or waived except nonpayment of principal and interest that has become due solely because of the acceleration.

     20.  Individual Rights of Trustee.

          Subject to certain limitations imposed by the Trust Indenture Act, the Trustee or any Paying Agent or Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent or Registrar, as the case may be, under the Indenture.

     21.  No Recourse Against Certain Others.

          No director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation, solely by reason of its status as a director, officer, employee, incorporator or stockholder of the Company. By accepting a Note, each Holder waives and releases all such liability (but only such liability) as part of the consideration for issuance of such Note to such Holder.

     22.  Governing Law.

          THE INDENTURE AND THIS GLOBAL NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, EXCEPT WITH REGARD TO PRINCIPLES OF CONFLICTS OF LAWS, APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE.

          The Company will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Global Note. Requests may be made to:

               USN COMMUNICATIONS, INC.
               10 South Riverside Plaza
               Suite 401
               Chicago, Illinois 60606-3709
               Attention: General Counsel

                                  SCHEDULE A

                         SCHEDULE OF PRINCIPAL AMOUNT
                         ----------------------------

The initial principal amount at Stated Maturity of this Global Note shall be $_________________. The following decreases/increases in the principal amount at Stated Maturity of this Global Note have been made:

================================================================================
                                             Total Principal
              Decrease in    Increase in     Amount at Maturity     Notation
Date of       Principal      Principal       Following such         Made by or
Decrease/     Amount at      Amount at       Decrease/              on Behalf of
Increase      Maturity       Maturity        Increase               Trustee
--------      --------       --------        --------               -------
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

================================================================================

                                  ASSIGNMENT

                   (To be executed by the registered Holder
             if such Holder desires to transfer this Global Note)

FOR VALUE RECEIVED ____________________ hereby sells, assigns and transfers unto


PLEASE INSERT SOCIAL SECURITY OR OTHER
TAX IDENTIFYING NUMBER OF TRANSFEREE

----------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                 (Please print name and address of transferee)

--------------------------------------------------------------------------------
this Global Note, together with all right, title and interest herein, and does hereby irrevocably constitute and appoint __________________________ Attorney to transfer this Global Note on the Security Register, with full power of substitution.

Date:
      -------------


-------------------                    -----------------------
Signature of Holder                    Signature Guaranteed:
                                       Commercial Bank or Trust Company
                                       or Member Firm of the New York
                                       Stock Exchange, Inc.


NOTICE: The signature to the foregoing Assignment must correspond to the Name as written upon the face of this Global Note in every particular, without alteration or any change whatsoever.

                      OPTION OF HOLDER TO ELECT PURCHASE
                            (check as appropriate)


[_]  In connection with the Change of Control Offer made pursuant to Section
     4.07 of the Indenture, the undersigned hereby elects to have

     [_]  the entire principal amount at Stated Maturity

     [_] $________________ ($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Global Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or _________________ an amount in cash equal to 101% of the Accreted Value with respect to the principal amount at Stated Maturity indicated in the preceding sentence or of the principal amount at Stated Maturity indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest and Special Interest thereon, if any, to the Change of Control Payment Date.

[_] In connection with the Asset Sale Offer made pursuant to Section 4.08 of the Indenture, the undersigned hereby elects to have

     [_]  the entire principal amount at Stated Maturity

     [_] $________________ ($1,000 in principal amount at Stated Maturity or an integral multiple thereof) of this Global Note repurchased by the Company. The undersigned hereby directs the Trustee or Paying Agent to pay it or ______________ an amount in cash equal to 100% of the Accreted Value with respect to the principal amount at Stated Maturity indicated in the preceding sentence or of the principal amount at Stated Maturity indicated in the preceding sentence, as the case may be, plus accrued and unpaid interest and Special Interest thereon, if any, to the Asset Sale Payment Date.

Date:
      ---------------


--------------------------             -------------------------------
Signature of Holder                    Signature Guaranteed:
                                         Commercial Bank or Trust Company
                                         or Member Firm of the New York
                                         Stock Exchange, Inc.


NOTICE: The signature to the foregoing must correspond to the Name as written upon the face of this Global Note in every particular, without alteration or any change whatsoever.